Exhibit 99.1

PRESS RELEASE DRAFT

Payoneer Appoints John Caplan as Co-CEO

Caplan to lead alongside Scott Galit as Payoneer invests to scale for long-term profitable growth

NEW YORK, May 25, 2022 – Payoneer (NASDAQ: PAYO), the commerce technology company powering payments and growth for the new global economy, today appointed John Caplan co-Chief Executive Officer and Director alongside current CEO Scott Galit, effective immediately. Galit and Caplan will lead the firm as co-CEOs during a transition period through the end of 2023, when Caplan will take the helm as CEO and Galit will continue in a strategic role.

Caplan will use his deep experience working with global companies to drive the Payoneer’s growth at scale, expand the company’s suite of products, and serve customers who are scaling businesses in today’s digital economy, all in close collaboration with Galit.

Caplan will assume leadership over the business organization and core corporate functions. Galit will continue to oversee Payoneer’s regulated activities and lead the delivery functions that underpin the business.

“I have known John professionally for several years and have great admiration and respect for his accomplishments and his values.  We share a vision of how the digital world is transforming global commerce, how SMBs have a bigger role to play, and how today’s great companies must be built around customer and employee centricity,” stated Scott Galit. “The opportunities in front of Payoneer and our customers are vast. The Board of Directors and I believe the next decade will require transformational leadership to match those opportunities. I am excited to partner with John as Payoneer continues to build a platform tailor-fit for the new global economy.”

Caplan is an executive, investor and entrepreneur with a track record of scaling companies in the digital economy. Most recently, he was President of North America and Europe at Alibaba.com, the cross-border B2B business unit of Alibaba Group. In this role, he helped lead its transformation into one of Alibaba Group’s fastest growing and most profitable business units. Caplan joined Alibaba’s team in 2017 following its acquisition of OpenSky, an SMB software platform he founded in 2009, which empowered ecommerce SMBs to optimize their distribution across marketplaces.

“I am delighted to welcome John to Payoneer. He is an inspiring leader and experienced company-builder,” said Avi Zeevi, Chairman of Payoneer. “Payoneer is a global brand trusted by millions of businesses in over 190 countries and territories worldwide. The Board is confident John and Scott will be a great team that will leverage Payoneer’s assets and current momentum to lead us into our next chapter of growth.”

“I’m thrilled to be joining Payoneer,” added John Caplan. “Payoneer has robust financials, an industry leading portfolio of services, a large and growing global customer base and a trusted partnership ecosystem that cannot be easily replicated. We have the can-do spirit, capability, trusted brand, talented and diverse global team to engage and serve businesses worldwide, and in doing so create shareholder value for many years to come.”

“This is the time for us to be even bolder as we continue to build. I am honored to partner with Scott and the Payoneer team to do just that, carrying on the company’s mission of bringing a universe of opportunities to businesses of any size, anywhere in the world.”

“Payoneer’s customers are the heartbeat of the entrepreneurial global economy. When they do well, local communities thrive.”

About Payoneer

Payoneer is the world's go-to partner for digital commerce, everywhere. From borderless payments to boundless growth, Payoneer promises any business, in any market, the technology, connections and confidence to participate and flourish in the new global economy.

Since 2005, Payoneer has been imagining and engineering a truly global ecosystem so the entire world can realize its potential. Powering growth for customers ranging from aspiring entrepreneurs in emerging markets to the world's leading digital brands like Airbnb, Amazon, Google, Upwork, and Walmart, Payoneer offers a universe of opportunities, open to you.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements”. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance, including, but not limited to, statements regarding the timing for the CEO transition, outlook, priorities, business strategy and plans, and expectations regarding future growth. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to the occurrence of any of the risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”, as well as any further risks and uncertainties contained, in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2021, and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Contacts

Investor contact
Investor Relations
investor@payoneer.com

Media contact
Irina Marciano
PR@Payoneer.com